Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Rexford Industrial Realty, Inc.
Rexford Industrial Realty, L.P.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Rexford Industrial Realty, Inc.
Fees to Be Paid	3	Equity	Rexford Industrial Realty, Inc. Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)				$0.00008700	-
Fees to Be Paid	3	Equity	Rexford Industrial Realty, Inc. Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)				$0.00008700	-
Fees to Be Paid		Other	Rexford Industrial Realty, Inc. Depositary Shares	Rule 456(b) and Rule 457(r)				$0.00008700	-
Fees to Be Paid	4	Other	Rexford Industrial Realty, Inc. Warrants	Rule 456(b) and Rule 457(r)				$0.00008700	-

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid		Other	Rexford Industrial Realty, Inc. Rights	Rule 456(b) and Rule 457(r)				$0.00008700	-
Fees to Be Paid	5	Other	Rexford Industrial Realty, Inc. Units	Rule 456(b) and Rule 457(r)				$0.00008700	-
Fees to Be Paid	6	Debt	Rexford Industrial Realty, Inc. Guarantees of Debt Securities	Rule 456(b) and Rule 457(r)				$0.00008700	-
Rexford Industrial Realty, L.P.
Fees to Be Paid	6	Debt	Rexford Industrial Realty, L.P. Debt Securities (6)	Rule 456(b) and Rule 457(r)				$0.00008700	-
Carry Forward Securities
Carry Forward Securities	7	Equity	Rexford Industrial Realty, Inc. Common Stock, par value $0.01 per share	Rule 415(a)(6)	-		$927,428,979			S-3	333-275138	October 23, 2023	$86,985.70
		Total Offering Amounts					$927,428,979		$0.00
		Total Fees Previously Paid							$0.00
		Total Fee Offsets							$0.00
		Net Fee Due							$0.00

(1)An unspecified number of securities or aggregate initial offering price, as applicable, is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.
(3)Includes rights to acquire common stock or preferred stock of Rexford Industrial Realty, Inc. under any shareholder rights plan them in effect, if applicable under the terms of any such plan.
(4)The warrants covered by this Registration Statement may be preferred share warrants, common share warrants or depositary share warrants.
(5)In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(6)Rexford Industrial Realty, Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Rexford Industrial Realty, L.P. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.
(7)Rexford Industrial Realty, Inc. (the "Company") previously registered the offer and sale of shares of common stock having an aggregate offering price of up to $1,250,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), on October 23, 2023 (the "2023 ATM Prospectus Supplement"), pursuant to the Company's registration statement on Form S-3ASR (File No. 333-275138) file with the Securities and Exchange Commission ("SEC") on October 23, 2023 (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities offered by means of the 2023 ATM Prospectus Supplement included unsold securities having an aggregate offering price of $1,093,248,704.46 previously registered pursuant to the Company's registration statement on Form S-3 (File No. 333-249932) (the "2020 Registration Statement"), and filing fee of $122,415.49 previously paid with respect to such unsold securities continued to be applied to such securities. Of the shares of common stock offered by means of the 2023 ATM Prospectus Supplement, shares having an aggregate offering price of $322,571,021 have been sold and shares of common stock with a maximum aggregate offering price of $927,428,979 remain unsold (the "Carry Forward Securities"). Of the Carry Forward Securities, shares having an aggregate offering price of $770,677,683.46 were previously registered pursuant to the 2020 Registration Statement and remain subject to previously paid filing fees. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fees totaling $86,985.70 that were previously paid with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.